UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 2, 2011

Hercules Technology Growth Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of Principal Executive Offices)		(Zip Code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Information set forth in Item 2.03 of this form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 2, 2011, Hercules Technology Growth Capital, Inc. (the “Company”) renewed and amended its two-year revolving senior secured credit facility (the “Credit Facility”) with Union Bank, N.A. (“Union Bank”). The amendment extends the maturity date of the Credit Facility to November 2, 2014, increases the size of the Credit Facility to $55.0 million from $20.0 million and adds a new lender, RBC Capital Markets. Union Bank and RBC Capital Markets have made commitments of $30.0 million and $25.0 million, respectively. The Credit Facility contains an accordion feature, in which the Company can increase the credit line up to an aggregate of $150.0 million from additional lenders with the agreement of Union Bank and subject to other customary conditions. There can be no assurances that additional lenders will join the Credit Facility.

Borrowings under the Credit Facility will generally bear interest at a rate per annum equal to LIBOR plus 2.25% with a floor of 4.00%. The Credit Facility requires the payment of a non-use fee of 0.50% and has an advance rate equal to 50% of eligible loans placed in the collateral pool. The Credit Facility generally requires payment of interest on a monthly basis. All outstanding principal is due upon maturity.

The Company has various financial and operating covenants required by the Credit Facility. These covenants require the Company to maintain certain financial ratios and a minimum tangible net worth in an amount, when added to outstanding subordinated indebtedness, that is in excess of $314.0 million plus 90% of the amount of net cash proceeds received from the sale of common stock after March 31, 2011. The Credit Facility provides for customary events of default, including, but not limited to, payment defaults, breach of representations or covenants, bankruptcy events and change of control.

The foregoing description of the Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the loan and security agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Amended and Restated Loan and Security Agreement between the Company and Union Bank, N.A., dated November 2, 2011.

99.1	Press release dated November 3, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date: November 3, 2011	By:	/s/ Scott Harvey
Scott Harvey
Chief Legal Officer